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                                                                 Exhibit 23.1


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (i) our supplemental report dated January 15, 1998 (except with respect to the matter discussed in Note 12, as to which the date is February 13, 1998), included in the Abbott Laboratories Annual Report on Form 10-K for the year ended
December 31, 1997 and (ii) our report dated January 15, 1998 (except with respect to the matter discussed in Note 12, as to which the date is February 13,
1998), incorporated by reference in the Abbott Laboratories Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our firm in the registration statement.


                                           /s/ Arthur Andersen LLP
                                           -----------------------
                                            ARTHUR ANDERSEN LLP


Chicago, Illinois
December 23, 1998